EXHIBIT 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to, and solely for the purposes of, 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002), each of the undersigned hereby certifies in the capacity and on the date indicated below that:

1.                                      The Annual Report of Rafaella Apparel Group, Inc. on Form 10-K for the period ending June 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Rafaella Apparel Group, Inc.

October 13, 2009	By:	/s/ Christa Michalaros
Christa Michalaros
Chief Executive Officer and Director
(Principal Executive Officer)

October 13, 2009	By:	/s/ Lance D. Arneson
Lance D. Arneson
Vice-President of Finance, Principal Accounting Officer and Interim Chief Financial Officer
(Principal Financial and Accounting Officer)